UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  01/28/2005

Wells Real Estate Fund XIII, L.P.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-49633

GA	582438244
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6200 The Corners Parkway, Norcross, GA 30092-3365
(Address of Principal Executive Offices, Including Zip Code)

770-449-7800
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 7.01.    Regulation FD Disclosure

On or about January 28, 2005, Wells Real Estate Fund XIII, L.P. (the "Registrant") sent a letter to pension plan trustees and IRA custodians regarding annual estimated valuations in order for such pension plan trustees and custodians to comply with certain Employee Retirement Income Security Act ("ERISA") and other requirements to report the value of the assets held in their respective plans or accounts on an annual basis. A copy of the letter is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 9.01.    Financial Statements and Exhibits

a.       Exhibit 99.1

Letter to custodians and pension plan trustees.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Wells Real Estate Fund XIII, L.P.

Date: January 28, 2005.	By:	/s/ Douglas P. Williams
Douglas P. Williams
Senior Vice President of Wells Capital, Inc., corporate general partner of the Registrant

Exhibit Index

Exhibit No.	Description
EX-99.1	Letter to custodians and pension plan trustees.